UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (April 24, 2019): April 25, 2019

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On April 24, 2019, the Board of Directors (the “Board”) of LivaNova Plc (the “Company”) approved a procedure to facilitate the periodic issuance of equity awards to non-executive directors. The Compensation Committee of the Board had previously approved such a procedure regarding awards to employees, but this did not extend to non-executive directors. Until further notice, the Board will approve all equity awards to non-executive directors elected at an annual meeting of shareholders with an effective date of such meeting date (the “AGM Grant Date”). The Board will approve equity awards for non-executive directors appointed by the Board (i.e., not elected by shareholders at an annual meeting) with an effective date on the first to occur of: March 30, June 15, September 15 and December 15 (each, a “Quarterly Grant Date” and together with the AGM Grant Date, the “Predetermined Grant Dates”). Under the procedure, the Board may meet on or prior to a Predetermined Grant Date without regard as to the Company’s possession or not of material non-public information and approve equity awards with an effective date on the relevant Predetermined Grant Date. The share price in respect of any such award will be the most recent closing price of an ordinary share of the Company’s stock on the NASDAQ Stock Market as of the Predetermined Grant Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: April 25, 2019	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

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